Exhibit 10.5

EXECUTION VERSION

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (the “Agreement”) is dated this 3rd day of February, 2023, by and among Faraday Future Intelligent Electric Inc., a Delaware corporation with offices located at 18455 S. Figueroa Street, Gardena, CA 90248 (the “Company”), and the investors signatory hereto (collectively the “Holders”).

WHEREAS, the Holders beneficially own and hold the securities of the Company as set forth on Schedule I hereto (the “Original Warrants”) (capitalized terms not defined herein shall have the meaning as set forth in the Original Warrants);

WHEREAS, the Company is entering into that certain Amendment No. 6 to Securities Purchase Agreement (“Amendment No. 6”) with its subsidiaries party thereto, Senyun International Ltd., FF Top Holding LLC, FF Simplicity Ventures LLC and certain other purchasers party thereto, which amends that certain Securities Purchase Agreement, dated as of August 14, 2022 (as amended by that certain Amendment No. 1 to Securities Purchase Agreement and Convertible Senior Secured Promissory Notes, dated as of September 23, 2022, that certain Joinder and Amendment Agreement, dated as of September 25, 2022, that certain Limited Consent and Third Amendment to Securities Purchase Agreement, dated as of October 24, 2022, that certain Limited Consent, dated as of November 8, 2022, that certain Letter Agreement, dated as of December 28, 2022, and that certain Limited Consent and Amendment No. 5, dated as of January 25, 2023 (as further amended by Amendment No. 6, the “SPA”));

WHEREAS, concurrently with the Company’s entry into Amendment No. 6, each Holder desires to exchange (the “Exchange”) the Original Warrants as set forth opposite such Holder’s name on Schedule I attached hereto (the “Exchanging Securities”) for (x) a senior secured convertible note, in the form attached hereto as Exhibit A, in such aggregate original principal amount with respect to each Original Warrant as set forth opposite such Holder’s name on Schedule I attached hereto and, subject to the terms and conditions thereof, convertible into shares of the Company’s Class A Common Stock, par value $0.0001 (the “Common Stock”), in accordance therewith (the “New Notes”, and as converted, the “New Conversion Shares”) and (y) a warrant to purchase Common Stock with respect to each Original Warrant, in the form attached hereto as Exhibit B, exercisable into such aggregate number of shares of Common Stock (subject to the terms and conditions thereof) as set forth opposite such Holder’s name on Schedule I attached hereto (the “New Warrants”, and as exercised, the “New Warrant Shares”). The New Warrants and the New Notes are collectively referred to herein as the “New Primary Securities”, the New Conversion Shares and the New Warrant Shares are collectively referred to herein as the “New Underlying Shares”, and the New Underlying Shares and the New Primary Securities are collectively referred to herein as the “New Securities”.

WHEREAS, the Company desires to convey the New Primary Securities in exchange for the Exchanging Securities and, all on the terms and conditions set forth in this Agreement in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”); and

WHEREAS, upon the consummation of the transactions contemplated hereby, the Holders shall no longer own any Exchanging Securities, and the Company shall cancel the certificate(s) and other physical documents evidencing the ownership of the Exchanging Securities.

NOW, THEREFORE, in consideration of the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Holders hereby agree as follows:

Section 1. Exchange. Subject to and upon the terms and conditions set forth in this Agreement, the Holders agrees to surrender to the Company the Exchanging Securities and, in exchange therefor, the Company shall convey to the Holders the New Primary Securities.

1.1 Closing. On the Closing Date (as defined below), the Company will convey and deliver (or cause to be conveyed and delivered) the New Primary Securities to each applicable Holder in accordance with the instructions attached hereto as Schedule I and each such Holder will surrender to the Company the Exchanging Securities for cancellation. The closing of the Exchange shall occur as on the date hereof, or as soon thereafter as the parties may mutually agree in writing (the “Closing Date”), subject to the provisions of Section 4 and Section 5 herein.

1.2 Section 3(a)(9). Assuming the accuracy of the representations and warranties of each of the Company and the Holders set forth in Sections 2 and 3 of this Agreement, the parties acknowledge and agree that the purpose of such representations and warranties is, among other things, to ensure that the Exchange qualifies as an exchange of securities under Section 3(a)(9) of the Securities Act.

Section 2. Representations and Warranties of the Company. The Company represents and warrants to the Holders that:

2.1 Organization and Qualification. Except as set forth on Schedule 2.1, the Company is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company, nor any subsidiary is in violation or default of any of the provisions of its respective certificate or certificates of incorporation, bylaws or other organizational or charter documents. Each of the Company and its subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company, taken as a whole (a “Material Adverse Effect”).

2.2 Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and, subject to the Company’s receipt of the Shareholder Approval (as defined in the SPA) (and the filing of an amendment to the Company’s certificate of incorporation to reflect the Authorized Share Increase (as defined in the SPA)) with respect to any shares of Common Stock in excess of the Initial Reserve (as defined below), the New Primary Securities (collectively, the “Exchange Documents”) and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Exchange Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith. This Agreement and each other Exchange Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

2.3 Issuance of New Securities. The issuance of the New Primary Securities by the Company is duly authorized (subject to receipt of the Shareholder Approval and the filing of an amendment to the Company’s certificate of incorporation to reflect the Authorized Share Increase with respect to any shares of Common Stock in excess of the Initial Reserve) and, upon conveyance in accordance with the terms hereof, the New Primary Securities shall be validly issued, fully paid and non-assessable and free from all free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, rights, proxies, equity or other adverse claim thereto (collectively, “Liens”). As of the Closing, the Company shall have reserved from its duly authorized capital stock not less than 18,857,143 shares of Common Stock for the issuance of the New Conversion Shares upon conversion of the New Notes and the New Warrant Shares initially issuable upon exercise of the New Warrants (the “Initial Reserve”). From and after Shareholder Approval and the filing of an amendment to the Company’s certificate of incorporation to reflect the Authorized Share Increase, the Company shall reserve from its duly authorized capital stock not less than the sum of (i) 100% of the maximum number of New Conversion Shares issuable upon conversion of the New Notes (assuming for purposes hereof that any such conversion shall not take into account any limitations on the conversion of the New Notes set forth in the New Notes), and (ii) the maximum number of New Warrant Shares initially issuable upon exercise of the New Warrants (without taking into account any limitations on the exercise of the New Warrants set forth therein). Subject to the Company’s receipt of the Shareholder Approval and the filing of an amendment to the Company’s certificate of incorporation to reflect the Authorized Share Increase with respect to any shares of Common Stock in excess of the Initial Reserve, upon issuance or conversion in accordance with the New Notes or exercise in accordance with the New Warrants (as the case may be), the New Conversion Shares and the New Warrant Shares, respectively, when issued, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights or Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

2.4 No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Exchange Documents to which it is a party, (including, without limitation, the issuance of the New Notes, the New Warrants, and, subject to the Company’s receipt of the Shareholder Approval and the filing of an amendment to the Company’s certificate of incorporation to reflect the Authorized Share Increase with respect to any shares of Common Stock in excess of the Initial Reserve, the New Conversion Shares and the New Warrant Shares and the reservation for issuance of the New Conversion Shares and the New Warrant Shares) and the consummation by it of the transactions contemplated hereby and thereby do not and will not conflict with or violate any provision of the Company’s certificate of incorporation, bylaws or other organizational or charter documents.

2.5 Acknowledgment Regarding the Exchange. The Company acknowledges and agrees that each Holder is acting solely in the capacity of an arm’s length third party with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges each Holder is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby, and any advice given by any Holder or any of its representatives or agents in connection with this Agreement is merely incidental to the Exchange.

2.6 No Commission; No Other Consideration. The Company has not paid or given, and has not agreed to pay or give, directly or indirectly, any commission or other remuneration for soliciting the Exchange. The New Primary Securities are being conveyed exclusively for the exchange of the Exchanging Securities and no other consideration has or will be paid for the New Primary Securities.

2.7 3(a)(9) Representation. The Company has not, nor has any person acting on its behalf, directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the Exchange and the issuance of the New Primary Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from delivering the New Primary Securities to each Holder pursuant to Section 3(a)(9) of the Securities Act, nor will the Company take any action or steps that would cause the Exchange, issuance and delivery of the New Primary Securities to be integrated with other offerings to the effect that the delivery of the New Primary Securities to each Holder would be seen not to be exempt pursuant to Section 3(a)(9) of the Securities Act.

2.8 No Third-Party Advisors. Other than legal counsel, the Company has not engaged any third parties to assist in the solicitation with respect to the Exchange.

2.9 [Reserved.]

2.10 [Reserved.]

2.11 Filings, Consents and Approvals.  Other than as set forth on Schedule 2.11, the filing of an amendment to the Company’s certificate of incorporation to reflect the Authorized Share Increase with respect to any shares of Common Stock in excess of the Initial Reserve, or any filings required to be made with the SEC or any state securities commission, in connection with the transactions contemplated under this Agreement, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement.

2.12 [Reserved.]

2.13 DTC Eligibility. The Company, through the Company’s transfer agent (the “Transfer Agent”), currently participates in the DTC Fast Automated Securities Transfer (FAST) Program and the Common Stock can be transferred electronically to third parties via the DTC Fast Automated Securities Transfer (FAST) Program.

2.14 [Reserved.]

2.15 Litigation.  Other than as set forth in the SEC Reports, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which adversely affects or challenges the legality, validity or enforceability of any of the Exchange Documents or the New Primary Securities.

2.16 [Reserved.]

2.17 [Reserved.]

2.18 [Reserved.]

2.19 Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Exchange Documents.

2.20 No Integrated Offering. Assuming the accuracy of the applicable Holder’s representations and warranties set forth in Section 3, neither the Company, nor any of its Affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the Exchange to be integrated with prior offerings by the Company for purposes of the Securities Act which would require the registration of any such securities under the Securities Act.

2.21 Acknowledgment Regarding Holder’ Exchange of the Exchanging Securities. To the knowledge of the Company each Holder is acting solely in the capacity of an arm’s length party with respect to the Exchange Documents and the transactions contemplated thereby.

Section 3. Representations and Warranties of each Holder. Each Holder represents and warrants to the Company, severally and not jointly, that:

3.1 Ownership of the Exchanging Securities. Such Holder is the legal and beneficial owner of the Exchanging Securities. Such Holder paid for the Exchanging Securities and has continuously held the Exchanging Securities since its purchase. Such Holder owns the Exchanging Securities outright and free and clear of any options, contracts, agreements, liens, security interests, or other encumbrances.

3.2 No Public Sale or Distribution. Such Holder is acquiring the New Primary Securities in the ordinary course of business for its own account and not with a view toward, or for resale in connection with, the public sale or distribution thereof; provided, however, that by making the representations herein, such Holder does not agree to hold any of the New Primary Securities, for any minimum or other specific term and reserves the right to dispose of the New Primary Securities at any time in accordance with an exemption from the registration requirements of the Securities Act and applicable state securities laws. Except as contemplated herein, such Holder does not presently have any agreement or understanding, directly or indirectly, with any person to distribute, or transfer any interest or grant participation rights in, the Exchanging Securities or the New Primary Securities.

3.3 Accredited Investor and Affiliate Status. Such Holder is an “accredited investor” as that term is defined in Rule 501 of Regulation D under the Securities Act. Such Holder is not, and has not been, for a period of at least three months prior to the date of this Agreement (a) an officer or director of the Company, (b) an “affiliate” of the Company (as defined in Rule 144) (an “Affiliate”) or (c) a “beneficial owner” of more than ten percent (10%) of the common stock (as defined for purposes of Rule 13d-3 of the Exchange Act).

3.4 Reliance on Exemptions. Such Holder understands that the Exchange is being made in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Holder set forth herein in order to determine the availability of such exemptions and the eligibility of such Holder to complete the Exchange and to acquire the New Primary Securities.

3.5 Information. Such Holder has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the Exchange which have been requested by such Holder. Such Holder has been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Holder or its representatives shall modify, amend or affect such Holder’s right to rely on the Company’s representations and warranties contained herein. Such Holder acknowledges that all of the documents filed by the Company with the SEC under Sections 13(a), 14(a) or 15(d) of the Exchange Act that have been posted on the Commission’s EDGAR site are available to such Holder, and such Holder has not relied on any statement of the Company not contained in such documents in connection with such Holder’s decision to enter into this Agreement and the Exchange.

3.6 Risk. Such Holder understands that its investment in the New Primary Securities involves a high degree of risk. Such Holder is able to bear the risk of an investment in the New Primary Securities including, without limitation, the risk of total loss of its investment. Such Holder has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the Exchange.

3.7 No Governmental Review. Such Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement in connection with the Exchange or the fairness or suitability of the investment in the New Primary Securities nor have such authorities passed upon or endorsed the merits of the New Primary Securities.

3.8 Organization; Authorization. Such Holder is duly organized, validly existing and in good standing under the laws of its state of formation and has the requisite organizational power and authority to enter into and perform its obligations under this Agreement.

3.9 Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Holder and shall constitute the legal, valid and binding obligations of such Holder enforceable against such Holder in accordance with its terms. The execution, delivery and performance of this Agreement by such Holder and the consummation by such Holder of the transactions contemplated hereby (including, without limitation, the irrevocable surrender of the Exchanging Securities) will not result in a violation of the organizational documents of such Holder.

3.10 Prior Investment Experience. Such Holder acknowledges that it has prior investment experience, including investment in securities of the type being exchanged, including the Exchanging Securities and the New Primary Securities, and has read all of the documents furnished or made available by the Company to it and is able to evaluate the merits and risks of such an investment on its behalf, and that it recognizes the highly speculative nature of this investment.

3.11 Tax Consequences. Such Holder acknowledges that the Company has made no representation regarding the potential or actual tax consequences for such Holder which will result from entering into the Agreement and from consummation of the Exchange. Such Holder acknowledges that it bears complete responsibility for obtaining adequate tax advice regarding the Agreement and the Exchange.

3.12 No Registration, Review or Approval. Such Holder acknowledges, understands and agrees that the New Primary Securities are being exchanged hereunder pursuant to an exchange offer exemption under Section 3(a)(9) of the Securities Act.

3.13 Transfer or Resale. Such Holder understands that: (i) the New Securities have not been registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Holder shall have delivered to the Company (if requested by the Company) an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such New Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Holder provides the Company with reasonable assurance that such New Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the New Securities Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the New Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the New Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC promulgated thereunder; and (iii) except as set forth in the SPA, neither the Company nor any other Person is under any obligation to register the New Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, the New Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the New Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the New Securities hereunder, and no Holder effecting a pledge of the New Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Exchange Document, including, without limitation, this Section 3.13.

Section 4. Conditions Precedent to Obligations of the Company. The obligation of the Company to consummate the transactions contemplated by this Agreement is subject to the satisfaction of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Holder with prior written notice thereof:

4.1 Delivery. Each Holder shall have delivered to the Company the Exchanging Securities.

4.2 No Prohibition. No order of any court, arbitrator, or governmental or regulatory authority shall be in effect which purports to enjoin or restrain any of the transactions contemplated by this Agreement; and

4.3 Representations. The accuracy in all material respects when made and on the Closing Date of the representations and warranties of each Holder contained herein (unless as of a specific date therein).

Section 5. Conditions Precedent to Obligations of the Holders. The obligation of the Holders to consummate the transactions contemplated by this Agreement is subject to the satisfaction of each of the following conditions, provided that these conditions are for the Holders’ sole benefit and may be waived by the Holders at any time in their sole discretion by providing the Company with prior written notice thereof:

5.1 No Prohibition. No order of any court, arbitrator, or governmental or regulatory authority shall be in effect which purports to enjoin or restrain any of the transactions contemplated by this Agreement;

5.2 Representations. The representations and warranties of the Company (i) shall be true and correct in all material respects when made and on the Closing Date (unless as of a specific date therein) for such representations and warranties contained herein that are not qualified by “materiality” or “Material Adverse Effect” and (ii) shall be true and correct when made and on the Closing Date (unless as of specific date therein) for such representations and warranties contained herein that are qualified by “materiality” or “Material Adverse Effect”;

5.3 All Obligations. All obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed; and

5.3 No Suspension. From the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the SEC or any Trading Market and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, which, in each case, makes it impracticable to consummate the Exchange.

Section 6. Other Agreements between the Parties.

6.1 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the Exchange of the Exchanging Securities in a manner that would require the registration under the Securities Act of the sale of the New Primary Securities.

6.2 Replacement of Securities. If any certificate or instrument evidencing any of the New Primary Securities is mutilated, lost, stolen or destroyed, the Company shall convey or cause to be conveyed in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement securities.

Section 7. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be construed under the laws of the State of Delaware, without regard to principles of conflicts of law or choice of law that would permit or require the application of the laws of another jurisdiction. The Company and the Holders each hereby agrees that all actions or proceedings arising directly or indirectly from or in connection with this Agreement shall be litigated only in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York located in New York County, New York. The Company and the Holders each consents to the exclusive jurisdiction and venue of the foregoing courts and consents that any process or notice of motion or other application to either of said courts or a judge thereof may be served inside or outside the State of New York or the Southern District of New York by generally recognized overnight courier or certified or registered mail, return receipt requested, directed to such party at its or his address set forth below (and service so made shall be deemed “personal service”) or by personal service or in such other manner as may be permissible under the rules of said courts. THE COMPANY AND THE HOLDERS EACH HEREBY WAIVES ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS AGREEMENT.

Section 8. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that an electronic signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not an electronic signature.

Section 9. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

Section 10. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

Section 11. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 12. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between any Holder, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Holders. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

Section 13. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally; (b) upon receipt, when sent by e-mail; or (c) one calendar day (excluding Saturdays, Sundays, and national banking holidays) after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.

The mailing addresses and email address for such communications shall be:

If to the Company:

Faraday Future Intelligent Electric Inc.

18455 S. Figueroa Street

Gardena, CA 90248

E-Mail: brian.fritz@ff.com

If to a Holder:

Senyun International Ltd.

Flat/Rm 1121 11/F

Ocean Centre Harbour City

Hong Kong

Email: zhangbo@daguanhk.com

or to such other mailing address and/or email address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.

Section 14. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the New Primary Securities. Subject to its compliance with applicable federal and state securities laws, a Holder may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be such Holder hereunder with respect to such assigned rights.

Section 15. No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 16. Survival of Representations. The representations and warranties of the Company and the Holders contained in Sections 2 and 3, respectively, will survive the closing of the transactions contemplated by this Agreement.

Section 17. Disclosure of Transaction. The Company shall, on or before 8:30 a.m., New York City time, on the next business day after the date of this Agreement, file a Current Report on Form 8-K describing the terms of the transactions contemplated hereby in the form required by the 1934 Act and attaching the Exchange Documents, to the extent they are required to be filed under the 1934 Act, that have not previously been filed with the Securities and Exchange Commission by the Company (including, without limitation, this Agreement) as exhibits to such filing (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided up to such time to the Holders by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement with respect to the transactions contemplated by the Exchange Documents or as otherwise disclosed in the 8-K Filing, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Holders or any of their affiliates, on the other hand, shall terminate. Neither the Company, its Subsidiaries nor the Holders shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of the Holders, to make a press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith or (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Holders shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Holders (which may be granted or withheld in the Holders’ sole discretion), except as required by applicable law, the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of any Holder in any filing, announcement, release or otherwise.

Section 18. Fees. In addition to, but not in limitation of, any other rights of the Holders hereunder, if (a) this Agreement or any of the New Primary Securities are placed in the hands of an attorney for collection of any indemnification or other obligation hereunder or thereunder then outstanding or enforcement or any such obligation is collected or enforced through any legal proceeding or any Holder otherwise takes action to collect amounts due under this Agreement or any of the New Primary Securities or to enforce the provisions of this Agreement or any of the New Primary Securities or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Agreement or any of the New Primary Securities, then the Company shall pay the costs incurred by such Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, reasonable attorneys’ fees and disbursements.

Section 19. Listing. The Company shall use reasonable best efforts to promptly secure the listing or designation for quotation (as the case may be) of all of the New Underlying Securities (collectively, the “Applicable Securities”) upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed or designated for quotation (as the case may be) (subject to official notice of issuance) and shall maintain such listing or designation for quotation (as the case may be) of all Applicable Securities from time to time issuable under the terms of the Exchange Documents on such national securities exchange or automated quotation system. The Company shall use reasonable best efforts to maintain the Common Stock’s listing or authorization for quotation (as the case may be) on any one (or more) of The New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market (each, an “Eligible Market”). The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 19.

Section 20. Holding Period. For the purposes of Rule 144, the Company acknowledges that the holding period of the applicable New Primary Securities (and upon conversion of the New Notes, the New Conversion Shares and/or upon exercise of the New Warrants (assuming a cashless exercise thereof), the New Warrant Shares, as applicable)) may be tacked onto both the holding period of the corresponding applicable Original Warrant, and the Company agrees not to take a position contrary to this Section 20. The Company acknowledges and agrees that, subject to the Holder's representations and warranties contained in this Agreement, the New Primary Securities (and upon conversion of the New Notes, the New Conversion Shares and/or upon exercise of the New Warrants (assuming a cashless exercise thereof)) issued in exchange for Original Warrants with an issuance date of greater than six months prior to the date hereof shall not be required to bear any restrictive legend and shall be freely transferable by such applicable Holder pursuant to and in accordance with Rule 144, provided, for the avoidance of doubt, that such Holder shall not be an affiliate of the Company and shall not have been an affiliate during the 90 days preceding the date of any transfer.

Section 21. Conversion and Exercise Procedures. Each of the form of Notice of Exercise (as defined in the New Warrants) included in the New Warrants and the form of Notice of Conversion (as defined in the New Notes) included in the New Notes set forth the totality of the procedures required of any Holder in order to exercise the New Warrants or convert the New Notes. Except with respect to the New Primary Securities (and upon conversion of the New Notes, the New Conversion Shares and/or upon exercise of the New Warrants (assuming a cashless exercise thereof)) issued in exchange for Original Warrants with an issuance date of less than six months prior to the date hereof, no additional legal opinion, other information or instructions shall be required of any Holder to exercise its New Warrants or convert its New Notes. Subject to the Company’s receipt of the Shareholder Approval and the filing of an amendment to the Company’s certificate of incorporation to reflect the Authorized Share Increase with respect to any shares of Common Stock in excess of the Initial Reserve, the Company shall honor exercises of the New Warrants and conversions of the New Notes and shall deliver the New Conversion Shares and New Warrant Shares in accordance with the terms, conditions and time periods set forth in the Notes and Warrants.

Section 22. Reservation of Shares. As of the Closing, the Company shall have reserved from its duly authorized capital stock not less than 18,857,143 shares of Common Stock for issuance upon conversion of the New Notes and the New Warrant Shares initially issuable upon exercise of the New Warrants. From and after Shareholder Approval and the filing of an amendment to the Company’s certificate of incorporation to reflect the Authorized Share Increase, so long as any of the New Notes or New Warrants remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than (i) 100% of the maximum number of shares of Common Stock issuable upon conversion of all the New Notes then outstanding (assuming for purposes hereof that any such conversion shall not take into account any limitations on the conversion of the New Notes set forth in the New Notes), and (ii) the maximum number of New Warrant Shares issuable upon exercise of all the New Warrants then outstanding (without regard to any limitations on the exercise of the New Warrants set forth therein) (collectively, the “Required Reserve Amount”); provided that at no time shall the number of shares of Common Stock reserved pursuant to this Section 22 be reduced other than proportionally in connection with any conversion, exercise and/or redemption, as applicable of New Notes and New Warrants. If at any time after May 1, 2023, the number of shares of Common Stock authorized and reserved for issuance is not sufficient to meet the Required Reserve Amount, the Company will use reasonable best efforts to promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company’s obligations pursuant to the Transaction Documents, in the case of an insufficient number of authorized shares, obtain stockholder approval of an increase in such authorized number of shares, and voting the management shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares is sufficient to meet the Required Reserve Amount.

Section 23. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 24. Register; Transfer Agent Instructions; Legend.

(a) Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of New Securities), a register for the New Notes and the New Warrants in which the Company shall record the name and address of the Person in whose name the New Notes and the New Warrants have been issued (including the name and address of each transferee), the principal amount of the New Notes held by such Person, the number of Conversion Shares issuable pursuant to the terms of the New Notes and the number of New Warrant Shares issuable upon exercise of the New Warrants held by such Person. The Company shall keep the register available during business hours for inspection of any Holder or its legal representatives upon their reasonable request.

(b) Legends. Each Holder understands that the New Securities have been issued or, subject to the Company’s receipt of the Shareholder Approval and the filing of an amendment to the Company’s certificate of incorporation to reflect the Authorized Share Increase with respect to the shares of Common Stock in excess of the Initial Reserve, will be issued in the case of the Conversion Shares and the New Warrant Shares) pursuant to an exemption from registration or qualification under the New Securities Act and applicable state securities laws, and except as set forth below, the New Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE] HAVE BEEN][THE SECURITIES HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

(c) Removal of Legends. Certificates or other documents evidencing New Securities shall not be required to contain the legend set forth in Section 24(b) above or any other legend (i) while a registration statement (including a Registration Statement) covering the resale of such New Securities is effective under the Securities Act, (ii) following any sale of such Securities pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company), (iii) if such New Securities are eligible to be sold, assigned or transferred under Rule 144 (provided that a Holder provides the Company with reasonable assurances that such New Securities are eligible for sale, assignment or transfer under Rule 144 which shall not include an opinion of Holder’s counsel), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that such Holder provides the Company with an opinion of counsel to such Holder, in a generally acceptable form, to the effect that such sale, assignment or transfer of the New Securities may be made without registration under the applicable requirements of the Securities Act or (v) if such legend is not required under applicable requirements of the Securities Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC). If a legend is not required pursuant to the foregoing, the Company shall no later than two (2) Trading Days (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade initiated on the date such Holder delivers such legended certificate representing such New Securities to the Company) following the delivery by a Holder to the Company or the transfer agent (with notice to the Company) of a legended certificate or entry representing such New Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from such Holder as may be required above in this Section 24(c) or otherwise reasonably requested by the Company or its transfer agent, as directed by such Holder, either: (A) provided that the Company’s transfer agent is participating in the DTC Fast Automated Securities Transfer Program (“FAST”) and such New Securities are Conversion Shares or New Warrant Shares, credit the aggregate number of shares of Common Stock to which such Holder shall be entitled to such Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (B) if the Company’s transfer agent is not participating in FAST, issue and deliver (via reputable overnight courier) to such Holder, a certificate or other documentation representing such New Securities that is free from all restrictive and other legends, registered in the name of such Holder or its designee (the date by which such credit is so required to be made to the balance account of such Holder’s or such Holder’s designee with DTC or such certificate is required to be delivered to such Holder pursuant to the foregoing is referred to herein as the “Required Delivery Date”, and the date such shares of Common Stock are actually delivered without restrictive legend to such Holder or such Holder’s designee with DTC, as applicable, the “Share Delivery Date”). The Company shall be responsible for any transfer agent fees or DTC fees with respect to any issuance of New Securities or the removal of any legends with respect to any New Securities in accordance herewith. Any fees (with respect to the transfer agent, counsel to the Company or otherwise) associated with the issuance of such opinion or the removal of any legends on any of the New Securities shall be borne by the Company.

(d) Failure to Timely Deliver; Buy-In. If the Company fails to, for any reason or for no reason, to issue and deliver (or cause to be delivered) to a Holder (or its designee) by the Required Delivery Date, either (I) if the Transfer Agent is not participating in FAST, a certificate for the number of Conversion Shares or New Warrant Shares (as the case may be) to which such Holder is entitled and register such Conversion Shares or New Warrant Shares (as the case may be) on the Company’s share register or, if the Transfer Agent is participating in FAST, to credit the balance account of such Holder or such Holder’s designee with DTC for such number of Conversion Shares or New Warrant Shares (as the case may be) submitted for legend removal by such Holder pursuant to Section 24(d) above or (II) if a registration statement declared effective after the date hereof and covering the resale of the Conversion Shares and/or New Warrant Shares (as the case may be) submitted for legend removal by such Holder pursuant to Section 24(d) above (the “Unavailable Shares”) is not available for the resale of such Unavailable Shares and the Company fails to promptly (x) so notify such Holder and (y) deliver the Conversion Shares or New Warrant Shares, as applicable, electronically without any restrictive legend by crediting such aggregate number of Conversion Shares or New Warrant Shares (as the case may be) submitted for legend removal by such Holder pursuant to Section 24(d) above to such Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal At Custodian system (the event described in the immediately foregoing clause (II) is hereinafter referred as a “Notice Failure” and together with the event described in clause (I) above, a “Delivery Failure”), then, in addition to all other remedies available to such Holder, the Company shall pay in cash to such Holder on each day after the Share Delivery Date and during such Delivery Failure an amount equal to 0.5% of the product of (A) the sum of the number of shares of Common Stock not issued to such Holder on or prior to the Required Delivery Date and to which such Holder is entitled, and (B) the average closing price during the period beginning on the date of the delivery by such Holder to the Company of the applicable Conversion Shares or New Warrant Shares (as the case may be) and ending on the applicable Share Delivery Date. In addition to the foregoing, if on or prior to the Required Delivery Date either (I) if the Transfer Agent is not participating in FAST, the Company shall fail to issue and deliver a certificate to a Holder and register such shares of Common Stock on the Company’s share register or, if the Transfer Agent is participating in FAST, credit the balance account of such Holder or such Holder’s designee with DTC for the number of shares of Common Stock to which such Holder submitted for legend removal by such Holder pursuant to Section 24(d) above (ii) below or (II) a Notice Failure occurs, and if on or after such Trading Day such Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of shares of Common Stock submitted for legend removal by such Holder pursuant to Section 24(d) above that such Holder is entitled to receive from the Company (a “Buy-In”), then the Company shall, within three (3) Trading Days after such Holder’s request and in such Holder’s discretion, either (i) pay cash to such Holder in an amount equal to such Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any, for the shares of Common Stock so purchased) (the “Buy-In Price”), at which point the Company’s obligation to so deliver such certificate or credit such Holder’s balance account shall terminate and such shares shall be cancelled, or (ii) promptly honor its obligation to so deliver to such Holder a certificate or certificates or credit the balance account of such Holder or such Holder’s designee with DTC representing such number of shares of Common Stock that would have been so delivered if the Company timely complied with its obligations hereunder and pay cash to such Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Conversion Shares or New Warrant Shares (as the case may be) that the Company was required to deliver to such Holder by the Required Delivery Date multiplied by (B) the average Closing Sale Price (as defined in the New Warrants) of the Common Stock on any Trading Day during the period commencing on the date of the delivery by such Holder to the Company of the applicable Conversion Shares or New Warrant Shares (as the case may be) and ending on the date of such delivery and payment under this clause (ii). Nothing shall limit such Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock (or to electronically deliver such shares of Common Stock) as required pursuant to the terms hereof. Notwithstanding anything herein to the contrary, with respect to any given Notice Failure and/or Delivery Failure, this Section 24(e) shall not apply to the applicable Holder the extent the Company has already paid such amounts in full to such Holder with respect to such Notice Failure and/or Delivery Failure, as applicable, pursuant to the analogous sections of the New Note or New Warrant, as applicable, held by such Holder.

Section 25. Remedies. Each Holder and in the event of assignment by Holder of its rights and obligations hereunder, each holder of New Securities, shall have all rights and remedies set forth in the Exchange Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it or any Subsidiary fails to perform, observe, or discharge any or all of its or such Subsidiary’s (as the case may be) obligations under the Exchange Documents, any remedy at law would inadequate relief to the Holders. The Company therefore agrees that the Holders shall be entitled to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The remedies provided in this Agreement and the other Exchange Documents shall be cumulative and in addition to all other remedies available under this Agreement and the other Exchange Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief).

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Exchange Agreement as of the date first written above.

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

By:	/s/ Xuefeng Chen
Name:	Xuefeng Chen
Title:	Chief Executive Officer

[Company signature page to the Exchange Agreement]

IN WITNESS WHEREOF, the parties have executed this Exchange Agreement as of the date first written above.

THE HOLDERS:

SENYUN INTERNATIONAL LTD.

By:	/s/ Zhang Bo
Name:	Zhang Bo
Title:	CEO

[Holder signature page to the Exchange Agreement]